ADVISORY FEE WAIVER AGREEMENT

This ADVISORY FEE WAIVER AGREEMENT, effective as of the dates indicated on Schedule A, shall be between LINCOLN INVESTMENT ADVISORS CORPORATION (“LIA”) and LINCOLN VARIABLE INSURANCE PRODUCTS TRUST (the “Trust”), on behalf of each series (each, a “Fund”) set forth in Schedule A to this Advisory Fee Waiver Agreement.

WHEREAS, the Trust’s Board of Trustees has determined that it is in the best interests of each Fund to enter into an Advisory Fee Waiver Agreement.

WHEREAS, this Advisory Fee Waiver Agreement confirms the advisory fee waivers (“Waiver Amounts”) between the Trust, on behalf of each Fund, and LIA with respect to each Fund’s advisory fee.

NOW THEREFORE, the parties hereto agree as follows:

1.    Advisory Expense Waiver.

        LIA agrees to waive a portion of its advisory fee payable under the Investment Management Agreement between each Fund and LIA until the date specified in Schedule A. The Waiver Amounts and breakpoints, if any, also are set forth in the attached Schedule A.

2.     Term and Termination.

        This Advisory Fee Waiver Agreement shall continue for such term as the dates indicated on Schedule A. The Advisory Fee Waiver Agreement shall renew automatically for one-year terms unless the Trust or LIA provides written notice of the termination of the Advisory Fee Waiver Agreement at least 10 days prior to the end of the then current term.

3.     Governing Law.

        This Advisory Fee Waiver Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, provided that nothing in this Advisory Fee Waiver Agreement shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

The parties hereto have caused this ADVISORY FEE WAIVER AGREEMENT to be signed by their duly authorized officers as of the 11th day of March 2014.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/Kevin J. Adamson	/s/ William P. Flory
Name: Kevin J. Adamson	Name: William P. Flory, Jr.
Title: Vice President	Title: Vice President & Chief Accounting Officer

Schedule A

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the effective date and termination date for each Waiver Amount, established pursuant to this Advisory Fee Waiver Agreement:

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares Fixed Income Allocation Fund	0.20%	All Fund assets	May 1, 2017	April 30, 2018
Lincoln iShares Global Moderate Allocation Fund	0.12%	All Fund assets	May 1, 2017	April 30, 2018
Lincoln iShares U.S. Moderate Allocation Fund	0.15%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Balanced Allocation Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Growth Allocation Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Income Allocation Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Century Select Mid Cap Managed Volatility Fund*	0.69%	All Fund assets	May 1, 2017	April 30, 2018
LVIP American Preservation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018

LVIP Baron Growth Opportunities Fund	0.06% 0.11% 0.16% 0.17% 0.22%	Up to $250M $250M-$500M $500M - $700M $700M - $750M Over $750M	May 1, 2017	April 30, 2018
LVIP BlackRock Equity Dividend Managed Volatility Fund	0.11% 0.15%	Up to $750M Over $750M	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP BlackRock Global Allocation V.I. Managed Risk Fund*	0.67%	All Fund assets	May 1, 2017	April 30, 2018
LVIP BlackRock Multi-Asset Income Fund	0.42%	All Fund assets	May 1, 2017	April 30, 2018
LVIP ClearBridge Large Cap Managed Volatility Fund*	0.66%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Blended Core Equity Managed Volatility Fund*	0.64%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Delaware Diversified Floating Rate Fund	0.03% 0.05%	First $2B Over $2B	May 1, 2017	April 30, 2018
LVIP Delaware Wealth Builder Fund	0.12%	All Fund assets	May 1, 2017	April 30, 2018
LVIP BlackRock Scientific Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP JPMorgan Retirement Income Fund	0.38%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional U.S. Core Equity 2 Fund	0.29%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional International Core Equity Fund	0.17%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional International Equity Managed Volatility Fund	0.04%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Dimensional/ Vanguard Total Bond Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Franklin Templeton Value Managed Volatility Fund*	0.62%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.43%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Global Income Fund	0.07%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Invesco V.I. Comstock Managed Volatility Fund*	0.51%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Invesco Diversified Equity-Income Managed Volatility Fund*	0.55%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Blended Mid Cap Managed Volatility Fund	0.12% 0.07% 0.02% 0.04% 0.07%	Up to $25M $25-$75M $75-$300M $300-$600M $600-$800M
	When assets exceed $800 million:		May 1, 2017	April 30, 2018
	0.22% 0.17% 0.12% 0.02% 0.07%	First $25M $25-$75M $75-$150M $150-$250M Over $250M
LVIP JPMorgan High Yield Fund	0.05%	Over $250M	May 1, 2017	April 30, 2018
LVIP MFS International Growth Fund	0.11% 0.10%	First $400M Over $400M	May 1, 2017	April 30, 2018
LVIP MFS International Equity Managed Volatility Fund*	0.65%	All Fund assets	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP PIMCO Low Duration Bond Fund	0.05%	Over $500M	May 1, 2017	April 30, 2018
LVIP SSGA Conservative Index Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Conservative Structured Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA International Managed Volatility Fund*	0.53%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderate Index Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderate Structured Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderately Aggressive Index Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Moderately Aggressive Structured Allocation Fund	0.10%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA Bond Index Fund	0.08% 0.122% 0.152%	Up to $500M $500-$2B Over $2B	May 1, 2017	April 30, 2018
LVIP SSGA International Index Fund	0.052% 0.10%	Up to $1B Over $1B	May 1, 2017	April 30, 2018
LVIP SSGA S&P 500 Index Fund	0.002%	Up to $1B	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP SSGA Small-Cap Index Fund	0.005%	Up to $500M	May 1, 2017	April 30, 2018
LVIP SSGA Small-Mid Cap 200 Fund	0.065%	Up to $50M	May 1, 2017	April 30, 2018
LVIP SSGA Developed International 150 Fund	0.07% 0.01%	Up to $50M $50M - $500M	May 1, 2017	April 30, 2018
LVIP SSGA Emerging Markets 100 Fund	0.065% 0.025% 0.005%	Up to $50M $50M - $100M $100M - $500M	May 1, 2017	April 30, 2018
LVIP SSGA Large Cap 100 Fund	0.08% 0.015%	Up to $50M $50M - $500M	May 1, 2017	April 30, 2018
LVIP SSGA Mid Cap Index Fund	0.002%	Up to $1B	May 1, 2017	April 30, 2018
LVIP SSGA Large Cap Managed Volatility Fund*	0.47%	All Fund assets	May 1, 2017	April 30, 2018
LVIP SSGA SMID Cap Managed Volatility Fund*	0.67%	All Fund assets	May 1, 2017	April 30, 2018
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	May 1, 2017	April 30, 2018
LVIP Blended Large Cap Growth Managed Volatility Fund	0.14% 0.09% 0.085% 0.08%	First $100M Next $400M Next $ 1.5B Over $ 2B	May 1, 2017	April 30, 2018
LVIP U.S. Growth Allocation Managed Risk Fund*	0.45%	All Fund assets	May 1, 2017	April 30, 2018

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	EFFECTIVE DATE	TERMINATION DATE
LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Select Core Equity Managed Volatility Fund*	0.62%	All Fund assets	May 1, 2017	April 30, 2018
LVIP Wellington Mid Cap Value Fund	0.09%	Up to $100M	May 1, 2017	April 30, 2018

* The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 10th day of March, 2017, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Jayson Bronchetti	/s/ Willaim P. Flory, Jr.
Name: Jayson Bronchetti	Name: William P. Flory, Jr.
Title: President	Title: Vice President & Chief Accounting Officer